Exhibit 99.10

Preliminary Proxy Card - Subject to Completion

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF OAKTREE ACQUISITION CORP. II
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of Class A and Class B ordinary shares of Oaktree Acquisition Corp. II (“OACB”), a Cayman Islands exempted company, that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of the Company to be held on at Eastern Time, virtually over the Internet and at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022 at (the “Extraordinary General Meeting”), and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. Notwithstanding the order in which the proposals are set out herein, OACB may put the proposals to the Extraordinary General Meeting in such order as it may determine.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 3

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting of Shareholders to be held on .

This notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at:

OAKTREE ACQUISITION CORP. II — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3.			Please mark vote as indicated in this example		☒

Proposal No. 1 — The Business Combination Proposal — RESOLVED, as an ordinary resolution, that OACB’s entry into the Business Combination Agreement, dated as of December 7, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among OACB, Alvotech Holdings S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg,

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The First Merger Proposal — RESOLVED, as a special resolution, that (a) OACB be authorized to merge with TopCo so that TopCo is the surviving entity and all the undertaking, property and liabilities of OACB vest in TopCo; (b) the plan of merger in the form tabled to the General Meeting (a draft of which is attached to the accompanying proxy statement/prospectus as Exhibit G of Annex A, the “Plan of First Merger”) be authorized, approved and confirmed in all respects; and (c) OACB be authorized to enter into the Plan of First Merger.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

having its registered office at 9, Rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B229193 (“Alvotech”) and Alvotech (f/k/a Alvotech Lux Holdings S.A.S.), a simplified joint stock (société par actions simplifiée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, Rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B258884 (“TopCo”), a copy of which is attached to the proxy statement/prospectus as Annex A, pursuant to which, among other things, (a) on the date and time at which the notarial deed of the sole shareholder’s resolutions of TopCo approving the First Merger becomes effective, upon its publication in the Recueil Electronique des Sociétés et Associations (the Luxembourg legal gazette) and, subject to the execution of a plan of merger between OACB and TopCo (a draft of which is attached to the accompanying proxy statement/prospectus as Exhibit G of Annex A, the “Plan of First Merger”) and the filing and registration of such Plan of First Merger and such other documents as required under the

Proposal No. 3 — The Adjournment Proposal — RESOLVED, as an ordinary resolution, that the adjournment of the OACB General Meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to OACB shareholders, (B) in order to solicit additional proxies from OACB shareholders in favor of one or more of the proposals at the OACB General Meeting or (C) if OACB shareholders redeem an amount of the OACB Class A Ordinary Shares such that the condition to consummation of the Business Combination that the aggregate cash in the trust account, together with the aggregate gross proceeds from the PIPE Financing, is equal to no less than $300,000,000 after deducting any amounts paid to OACB shareholders that exercise their redemption rights in connection with the Business Combination would not be satisfied, at the OACB General Meeting be approved.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

Companies Act (as amended) of the Cayman Islands (the “First Merger Effective Time”), OACB will merge with and into TopCo, whereby (i) all of the outstanding OACB Ordinary Shares will be exchanged for TopCo Ordinary Shares and (ii) all of the outstanding OACB Warrants will be converted into TopCo Warrants, with TopCo as the surviving company in the merger (the “First Merger”); (b) immediately after the effectiveness of the First Merger, TopCo will redeem and cancel the initial shares held by the initial sole shareholder of TopCo pursuant to a share capital reduction of TopCo (the “Redemption”); (c) immediately after the effectiveness of the First Merger and the Redemption, the legal form of TopCo shall be changed from a simplified joint stock company (société par actions simplifiée) to a public limited liability company (société anonyme) under Luxembourg law (the “Conversion”); and (d) immediately following the effectiveness of the Conversion and the PIPE Financing, Alvotech will merge with and into TopCo, whereby all outstanding Alvotech Ordinary Shares will be exchanged for TopCo Ordinary Shares, with TopCo as the surviving company in the merger (the “Second Merger”), and certain related agreements (including the Investor Rights and LockUp Agreement, the form of Support Agreements, the form of Subscription Agreements and the Sponsor Letter Agreement, each in the form attached to the proxy statement/prospectus as Exhibit A to the Business Combination Agreement, Annex D, Annex E, Annex F and Annex G, respectively), and the transactions contemplated thereby, be approved, ratified and confirmed in all respects.

Dated:                                                                               , 2022

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.